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                                                                       EXHIBIT 5

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                                November 25, 1998


Board of Directors
Peoples Heritage Financial Group, Inc.
One Portland Square
Portland, Maine 04112-9540

Re:  Registration Statement on Form S-3


Ladies and Gentlemen:

         We have acted as special counsel to Peoples Heritage Financial Group, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") which registers $3,815,000 of the Company's common stock, $.01 par value per share (the actual number of shares to be issued pursuant to such dollar amount, the "Shares"), for resale by stockholders of A.D. Davis, Incorporated ("A.D. Davis"), who will acquire the Shares pursuant to an exemption from the registration requirements contained in Section 5 of the Securities Act in connection with the Company's acquisition of A.D. Davis pursuant to a Stock Acquisition Agreement, dated as of November 24,1998, among the Company, Peoples Heritage Bank and the four stockholders of A.D. Davis. As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.

         Based upon the foregoing, it is our opinion that the Shares, when issued pursuant to the Agreement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof.




                                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                                        By: /s/ Gerard L. Hawkins
                                            ----------------------------------
                                            Gerard L. Hawkins, a Partner